Exhibit 4.1

CYTRX CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Rights Agent

AMENDED AND RESTATED RIGHTS AGREEMENT

dated as of November 16, 2020

EXHIBITS

Exhibit A	Amended and Restated Certificate of Designation of Series B Junior Participating Preferred Stock of CytRx Corporation

Exhibit B	Amended and Restated Summary of Rights

Exhibit C	Form of Rights Certificate

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AMENDED AND RESTATED RIGHTS AGREEMENT

This AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of November 16, 2020 (this “Agreement”), is made and entered into by and between CytRx Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

WHEREAS, on December 13, 2019 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) adopted the Rights Agreement dated as of December 13, 2019 by and between the Company and the Rights Agent (the “Original Agreement”);

WHEREAS, pursuant to Section 27 of the Original Agreement, the Company and the Rights Agent desire to amend and restate the Original Agreement in its entirety with this Agreement;

WHEREAS, (a) the Company has generated certain Tax Benefits (as hereinafter defined) for U.S. federal and state income tax purposes, (b) the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the Company’s ability to utilize such Tax Benefits, (c) the Company views its Tax Benefits as a valuable asset of the Company, (d) the Company believes it is in the best interests of the Company and its stockholders that the Company provide for the protection of the Tax Benefits on the terms and conditions set forth in this Agreement and (e) in furtherance of such objective, the Company desires to amend and restate the Original Agreement in its entirety with this Agreement; and

WHEREAS, the Board previously authorized and declared a dividend on the Rights Dividend Declaration Date of one preferred share purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on the Record Date (as hereinafter defined), each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of one share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of Common Stock of the Company that will become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that will become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.	Certain Definitions.

For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person that, together with all of its Related Persons, is the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding, but shall not include (i) any Excluded Persons, (ii) any Exempt Persons and (iii) any Grandfathered Persons.

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Notwithstanding anything in this Agreement to the contrary, no Person shall become an “Acquiring Person”:

(i) as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock Beneficially Owned by such Person, together with all of its Related Persons, to 4.95% or more of the shares of Common Stock of the Company then-outstanding; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding by reason of share acquisitions by the Company and, after such share acquisitions by the Company, becomes the Beneficial Owner of any additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock or pursuant to a grant or exercise described in Section 1(a)(ii) below), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own 4.95% or more of the Common Stock then-outstanding;

(ii) solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, then such Person shall nevertheless be deemed to be an “Acquiring Person” if such Person, together with all of its Related Persons, thereafter becomes the Beneficial Owner of any additional shares of Common Stock (unless upon becoming the Beneficial Owner of additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own 4.95% or more of the Common Stock then-outstanding), except as a result of (A) a dividend or distribution paid or made by the Company on the outstanding Common Stock or a split or subdivision of the outstanding Common Stock; or (B) a grant or exercise described in this Section 1(a)(ii);

(iii) by means of share purchases directly from or issuances (including debt-for-equity exchanges) directly by the Company, or in either case indirectly through an underwritten offering by the Company, in a transaction approved by the Board; provided, however, that a Person shall be deemed to be an “Acquiring Person” if such Person (A) is or becomes the Beneficial Owner of 4.95% or more of the shares of Common Stock then-outstanding following such transaction and (B) subsequently becomes the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock or pursuant to a grant or exercise described in Section 1(a)(ii) above) without the prior written consent of the Company and then Beneficially Owns 4.95% or more of the shares of Common Stock then-outstanding;

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(iv) if (A) the Board determines in good faith that such Person has become an “Acquiring Person” inadvertently (including, without limitation, because (1) such Person was unaware that it Beneficially Owned a percentage of the then-outstanding Common Stock of the Company that would otherwise cause such Person to be an “Acquiring Person” or become an “Acquiring Person” in a manner described in Section 1(a)(i), Section 1(a)(ii) or Section 1(a)(iii) and, in each case, inadvertently became a Beneficial Owner of additional shares of Common Stock of the Company; or (2) such Person was aware of the extent of its Beneficial Ownership of Common Stock of the Company but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement); and (B) such Person divests as promptly as practicable (as determined in good faith by the Board) a sufficient number of shares of Common Stock of the Company so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement as a result of such inadvertent acquisition unless and until such Person again becomes an “Acquiring Person”; or

(v) if such Person is a bona fide swaps dealer who has become an “Acquiring Person” as a result of its actions in the ordinary course of its business that the Board determines, in its sole and absolute discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement or otherwise seeking to control or influence the management or policies of the Company.

(b) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement, and, to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose shares of Common Stock would be deemed to be constructively owned by such first Person, owned by a “single entity” with respect to such first Person as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of Section 382 of the Code and the Treasury Regulations promulgated thereunder.

(d) “Agreement” shall have the meaning set forth in the Preamble hereof.

(e) A Person is the “Beneficial Owner” of (and shall be deemed to “Beneficially Own” and to have “Beneficial Ownership” of) any securities (that are as such “Beneficially Owned”):

(i) that such Person or any of such Person’s Related Persons beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own” or to have “Beneficial Ownership” of, any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such security that would otherwise render such Person the Beneficial Owner of such security, if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act Regulations and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

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(ii) that such Person or any of such Person’s Related Persons, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations, or upon the exercise of conversion rights, exchange rights (other than the Rights), rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own” or to have “Beneficial Ownership” of) (1) securities (including rights, options or warrants) that are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; or (2) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Related Persons until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of, pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii) that are Beneficially Owned, directly or indirectly, by any other Person (or any Related Person of such Person) with which such Person (or any of such Person’s Related Persons) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of any such securities, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations.

Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, no Person engaged in business as an underwriter of securities shall be the “Beneficial Owner” to the extent Section 1.382-3(j)(7) of the Treasury Regulations would not treat such Person as a Beneficial Owner.

Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, to the extent not within the foregoing provisions, a Person shall be deemed the Beneficial Owner of, and shall be deemed to Beneficially Own or have Beneficial Ownership of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

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With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including, without limitation, for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that are issuable through the exercise of any options, warrants, rights or similar interests (including restricted stock) which such Person is deemed to Beneficially Own, but shall not include the number of shares of Common Stock not outstanding that are issuable through the exercise of any options, warrants, rights or similar interests (including restricted stock) which that Person is not deemed to Beneficially Own.

(f) “Board” shall have the meaning set forth in the recitals of this Agreement and shall also include any duly authorized committee thereof.

(g) “Book Entry” shall mean an uncertificated book entry for the Common Stock.

(h) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking or trust institutions in New York City, New York are authorized or obligated by law or executive order to close; provided, however, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

(i) “Certificate of Designation” shall have the meaning set forth in Section 1(j) hereof.

(j) “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as filed with the Office of the Secretary of State of the State of Delaware on November 15, 2007, as further amended following such date, and as may hereafter be further amended or restated, and together with the Amended and Restated Certificate of Designation of the Preferred Stock of the Company adopted contemporaneously with the approval of this Agreement and in substantially the form attached hereto as Exhibit A (the “Certificate of Designation”), authorizing fifty thousand (50,000) shares of Preferred Stock, as the same may hereafter be amended or restated.

(k) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(l) “Closing Price” shall mean, in respect of any security for any day, the last sale price, regular way, reported at or prior to 4:00 P.M. New York City time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, last reported at or prior to 4:00 P.M. New York City time, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or the NYSE or, if the security is not listed or admitted to trading on NASDAQ or the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national or regional securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national or regional securities exchange, the last quoted price reported at or prior to 4:00 P.M. New York City time in the over-the-counter market or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use reported as of 4:00 P.M. New York City time or, if not so quoted, the average of the closing bid and asked price furnished by a professional market maker making a market in the security, which professional market maker is selected by the Board.

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(m) “Code” shall have the meaning set forth in the recitals to this Agreement.

(n) “Common Stock” (i) when used with reference to the Company, shall mean the Common Stock, par value $0.001 per share, of the Company; and (ii) when used with reference to any Person other than the Company, shall mean the class or series of capital stock (or equity interest) with the greatest voting power (in relation to any other classes or series of capital stock (or equity interest)) of such other Person or if such other Person is a Subsidiary of another Person, the Person who ultimately controls such first mentioned Person.

(o) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(p) “Company” shall have the meaning set forth in the Preamble hereof.

(q) “Current Market Price” of any security on any date shall mean the average of the daily Closing Prices per share of such security for the thirty (30) consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the “Current Market Price” of such security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares (other than the Rights); or (ii) any subdivision, combination or reclassification of such security, and prior to the expiration of the requisite thirty (30) Trading Day period after but not including the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, in each such case, the “Current Market Price” shall be appropriately adjusted to take into account ex-dividend trading, as determined in good faith by the Board, whose determination shall be described in a statement delivered to the Rights Agent and shall be conclusive for all purposes. If on any such date no market maker is making a market in such security or such security is not publicly held or not listed or traded, the “Current Market Price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes.

Except as provided in this paragraph, the “Current Market Price” of the Preferred Stock shall be determined in accordance with the method set forth above. If the Preferred Stock is not publicly traded, the “Current Market Price” of the Preferred Stock shall be conclusively deemed to be the Current Market Price of the Common Stock as determined pursuant to the paragraph above (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the “Current Market Price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the “Current Market Price” of one one-thousandth of a share of Preferred Stock shall be equal to the “Current Market Price” of one share of Preferred Stock divided by 1,000.

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(r) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(s) “Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date (or, if the tenth (10th) Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Close of Business on the tenth (10th) Business Day (or, if such tenth (10th) Business Day occurs before the Record Date, the Close of Business on the Record Date), or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person, after the date of the commencement by any Person of, or of the first public announcement of the intention of any Person to commence, a tender or exchange offer the consummation of which would result in such Person becoming an Acquiring Person; provided, however, that if such tender or exchange offer is terminated prior to the occurrence of the Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer.

(t) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(u) “Excess Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(v) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(w) “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act.

(x) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(y) “Excluded Person” shall mean (i) the Company or any of its Subsidiaries; (ii) any officers, directors and employees of the Company or any of its Subsidiaries solely in respect of such Person’s status or authority as such (including, without limitation, any fiduciary capacity); or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

(z) “Exempt Person” shall mean (i) any Person determined by the Board to be an “Exempt Person” in accordance with the requirements set forth in Section 25 hereof for so long as such Person complies with any limitations or conditions required by the Board in making such determination and (ii) any Person that, together with all of its Related Persons, is the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding and such Beneficial Ownership will not, as determined by the Board in its sole and absolute discretion, jeopardize or endanger the value or availability to the Company of the Tax Benefits or otherwise be contrary to the best interests of the Company; provided, however, that any Person deemed to be an “Exempt Person” will cease to be an “Exempt Person” if the Board, in its sole and absolute discretion, makes a determination that such Person’s Beneficial Ownership would, notwithstanding any prior determination to the contrary, jeopardize or endanger the value or availability to the Company of the Tax Benefits or otherwise be contrary to the best interests of the Company.

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(aa) “Exemption Request” shall have the meaning set forth in Section 25 hereof.

(bb) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(cc) “Grandfathered Person” shall mean any Person that, together with all of its Related Persons, is, as of the date of this Agreement or, if later, immediately prior to the public announcement of the adoption of this Agreement, the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding. A Person ceases to be a “Grandfathered Person” if and when (i) such Person becomes the Beneficial Owner of less than 4.95% of the shares of Common Stock of the Company then-outstanding; or (ii) such Person increases its Beneficial Ownership of shares of Common Stock of the Company (other than as a result of (x) a dividend or distribution paid or made by the Company on the outstanding Common Stock, or a split or subdivision of the outstanding Common Stock, (y) any unilateral grant of any security by the Company, or the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees or (z) share purchases directly from or issuances (including debt-for-equity exchanges) directly by the Company, or in either case indirectly through an underwritten offering by the Company, in a transaction approved by the Board) to an amount equal to or greater than the greater of (A) 4.95% of the shares of Common Stock of the Company then-outstanding and (B) the sum of (1) the lowest Beneficial Ownership of such Person as a percentage of the shares of Common Stock of the Company outstanding as of any time from and after the public announcement of this Agreement (other than as a result of an acquisition of shares of Common Stock by the Company) plus (2) one share of Common Stock of the Company then-outstanding.

(dd) “NASDAQ” shall mean The NASDAQ Stock Market LLC.

(ee) “NYSE” shall mean the New York Stock Exchange, Inc.

(ff) “Original Agreement” shall have the meaning set forth in the recitals of this Agreement.

(gg) “Person” shall mean any individual, firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust or other legal entity, or group of persons making a “coordinated acquisition” of Common Stock or otherwise treated as an “entity” within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, including (i) any syndicate or group deemed to be a Person under Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder and (ii) any successor (by merger or otherwise) of any such firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust or other group or entity.

(hh) “Preferred Stock” shall mean the Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company, having the voting rights, powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions set forth in the Certificate of Designation.

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(ii) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(jj) “Purchase Price” shall have the meaning set forth in Sections 4(a), 11(a)(ii) and 13(a)(i) hereof.

(kk) “Record Date” shall mean the Close of Business on December 23, 2019.

(ll) “Redemption Period” shall have the meaning set forth in Section 23(a) hereof.

(mm) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(nn) “Related Person” shall mean, as to any Person, any Affiliates or Associates of such Person.

(oo) “Requesting Person” shall have the meaning set forth in Section 25 hereof.

(pp) “Right” and “Rights” shall have the meaning set forth in the recitals of this Agreement.

(qq) “Rights Agent” shall have the meaning set forth in the Preamble hereof.

(rr) “Rights Certificate” shall have the meaning set forth in Section 3(d) hereof.

(ss) “Rights Dividend Declaration Date” shall have the meaning set forth in the recitals of this Agreement.

(tt) “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

(uu) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(vv) “Section 13 Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

(ww) “Section 13 Stock” shall mean the class or series of capital stock or equity interest with the greatest voting power (in relation to any other classes or series of capital stock or equity interest) in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of the Principal Party or if the Principal Party is a Subsidiary of another Person, the Person who ultimately controls such Principal Party.

(xx) “Securities Act” shall mean the Securities Act of 1933, as amended.

(yy) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

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(zz) “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or by an Acquiring Person that a Person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person, or such other date, as determined by the Board, on which a Person has become an Acquiring Person.

(aaa) “Subsidiary” shall mean, with reference to any Person, any other Person of which (i) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person; or (ii) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

(bbb) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ccc) “Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

(ddd) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, disallowed business interest expense carryforwards and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(eee) “Trading Day” shall mean, in respect to any security, (i) if such security is listed or admitted to trading on any national or regional securities exchange, a day on which the principal national or regional securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national or regional securities exchange and is quoted on the over-the-counter market, as reported on the OTCBB or by the National Association of Securities Dealers, Inc. or Pinksheets LLC (or any similar organization or agency succeeding its function of reporting prices), a day on which the over-the-counter market is open for the transaction of business; provided that any national or regional securities exchange, and the over-the-counter market, shall be deemed to be open for the transaction of business if electronic auctions are open on such day regardless of the closure of physical locations; and (ii) if such security is not so listed or admitted or quoted, a Business Day.

(fff) “Treasury Regulations” shall mean the U.S. Treasury Regulations promulgated under the Code, as may be amended from time to time.

(ggg) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(hhh) “Trust” shall have the meaning set forth in Section 24(d) hereof.

(iii) “Trust Agreement” shall have the meaning set forth in Section 24(d) hereof.

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Section 2.	Appointment of Rights Agent.

The Company hereby appoints the Rights Agent to act as rights agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall be, prior to the Distribution Date, the holders of Common Stock of the Company) and in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.	Issue of Rights Certificates.

(a) As promptly as practicable following the date hereof, the Company will make available a copy of an Amended and Restated Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit B and which may be appended to certificates that represent shares of Common Stock (hereinafter referred to as the “Summary of Rights”), to each holder of Common Stock as of a recent date (other than any Acquiring Person or any Related Person of any Acquiring Person), at the address of such holder shown on the records of the Company. With respect to certificates representing shares of Common Stock (or Book Entry shares of Common Stock) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such shares of Common Stock registered in the names of the holders thereof together with the Summary of Rights, and not by separate Rights Certificates. With respect to Book Entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, registered in the names of the holders thereof, together with the Summary of Rights. Until the earlier of the Distribution Date and the Expiration Date, the transfer of any shares of Common Stock outstanding on the Record Date (whether represented by certificate(s) or evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, and, in either case, regardless of whether a copy of the Summary of Rights is submitted with the surrender or request for transfer), also shall constitute the transfer of the Rights associated with such shares of Common Stock.

(b) Rights shall be issued, without any further action, in respect of all shares of Common Stock that become outstanding (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights also shall be issued to the extent provided in Section 22 hereof. Confirmation and account statements sent to holders of Common Stock for Book Entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date shall bear a legend substantially in the following form:

“[This certificate] [These shares] also evidence[s] and entitle[s] the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between CytRx Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (or any successor rights agent) dated as of November 16, 2020 as the same may be amended or restated from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and will no longer be evidenced by [this certificate] [these shares]. The Company will mail to the holder of [this certificate] [these shares] a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefor.

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Under certain circumstances, as set forth in the Rights Agreement, Rights that are Beneficially Owned by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such capitalized terms are defined in the Rights Agreement), or specified transferees of such Acquiring Person (or Affiliate or Associate thereof) may become null and void.”

With respect to all certificates representing shares of Common Stock containing the foregoing legend in substantially similar form, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

With respect to Common Stock in Book Entry form for which there has been sent a confirmation or account statement containing the foregoing legend in substantially similar form, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock shall be evidenced by such Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

Notwithstanding this paragraph (b), the omission of the legend or the failure to send, deliver or provide the registered owner of shares of Common Stock a copy of the Summary of Rights shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be cancelled and retired so that the Company is not entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

(c) Until the Distribution Date, the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

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(d) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent, if so requested and provided with all necessary information and documents, will send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Related Person of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit C hereto (the “Rights Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and, if such adjustments are made, the Company may pay cash in lieu of any fractional Rights (in accordance with Section 14(a) hereof). As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates, and the Rights Certificates and the Rights will be transferable separately from the transfer of Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

Section 4.	Form of Rights Certificate.

(a) The Rights Certificates (and the forms of election to purchase and of assignment and the applicable certificate to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit C hereto and may have such changes or marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any applicable rule or regulation of any stock exchange upon which the Rights may from time to time be listed or the Financial Industry Regulatory Authority, or to conform to customary usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the “Purchase Price”), but the amount and type of securities, cash, or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by (i) an Acquiring Person or any Related Person of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee after the Acquiring Person becomes an Acquiring Person; or (iii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom such Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock, or the Company; or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof (and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence), shall contain upon the written direction of the Board (to the extent the Rights Agent has knowledge thereof and to the extent feasible) a legend substantially in the following form:

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“The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Amended and Restated Rights Agreement dated as of November 16, 2020 by and between CytRx Corporation and American Stock Transfer & Trust Company, LLC (as the same may be amended from time to time, the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights represented hereby are or may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.”

The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Related Person thereof. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no Person has become an Acquiring Person or a Related Person of an Acquiring Person. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended.

Section 5.	Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its President and Chief Executive Officer, Chief Financial Officer or any Senior Vice President, shall have affixed thereto the Company’s corporate seal (or a facsimile thereof), and shall be attested by the Company’s Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or by facsimile or other customary means of electronic transmission (e.g., “pdf”). Rights Certificates bearing the signature by manual or facsimile or other customary means of electronic transmission of individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or shall be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by an authorized signatory of the Rights Agent by manual or facsimile or other customary means of electronic transmission of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder. In case any authorized signatory of the Rights Agent who has countersigned any Rights Certificate ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Rights Certificate, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Rights Certificate had not ceased to be an authorized signatory of the Rights Agent; and any Rights Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Rights Certificate, is properly authorized to countersign such Rights Certificate, although at the date of the execution of this Agreement any such person was not so authorized.

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(b) Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant and necessary information and documentation referred to in Section 3(d) hereof, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

Section 6.	Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the Expiration Date, any Rights Certificate (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, that have been redeemed pursuant to Section 23 hereof, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment duly executed and properly completed, the Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose accompanied by a signature guarantee (if required) and such other and further documentation as the Company or the Rights Agent may reasonably request. The Rights Certificates are transferable only on the books and records of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder has properly completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Person thereof as the Company or the Rights Agent may reasonably request, whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holder of the Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. If and to the extent the Company does require payment of any such taxes or governmental charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action with respect to a Rights holder under any Section of this Agreement which requires the payment by such Rights holder of applicable taxes and/or governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

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(b) If a Rights Certificate is mutilated, lost, stolen or destroyed, upon written request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft, or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof as the Company or the Rights Agent requests, and, if requested by the Company or the Rights Agent, indemnity or security also satisfactory to the Company and/or the Rights Agent.

(c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Rights Certificates, to the extent permitted by applicable law.

Section 7.	Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, in the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are exercised and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, at or prior to the earliest of (i) the Close of Business on November 16, 2023; (ii) the time at which the Rights are redeemed as provided in Section 23 hereof; (iii) the time at which the Rights are exchanged as provided in Section 24 hereof; (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13(f) at which time the Rights are terminated; and (v) the Close of Business on the date set by the Board following a determination by the Board that (x) this Agreement is no longer necessary or desirable for the preservation of Tax Benefits or (y) no Tax Benefits are available to be carried forward or are otherwise available (the earliest of (i) – (v) being herein referred to as the “Expiration Date”).

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(b) Each Right shall entitle the registered holder thereof to purchase one one-thousandth of a share of Preferred Stock. The “Purchase Price” for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $5.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States in accordance with Section 7(c).

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment and a signature guarantee and any other reasonable evidence of authority that may be reasonably required by the Rights Agent, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or governmental charge in cash, by certified or bank check, wire transfer, electronic transfer or money order payable to the order of the Company, then the Rights Agent shall, subject to Section 18(k) hereof, promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates representing such number of one one-thousandths of a share of Preferred Stock (or fractions of shares that are integral multiples of one one-thousandth of a share of Preferred Stock) as are to be purchased and the Company shall direct its transfer agent to comply with all such requests, or (B) if the Company has elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company shall direct the depositary agent to comply with all such requests; (ii) if necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof and, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate; and (iii) after receipt of such certificates or such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder. In the event that the Company is obligated to issue Common Stock or other securities of the Company, pay cash and/or distribute other assets pursuant to Section 11(a) hereof, the Company shall make all arrangements necessary so that such Common Stock, other securities, cash and/or other assets are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or other assets. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash, by certified or bank check, wire transfer, electronic transfer or money order payable to the order of the Company.

(d) In the event a registered holder of any Rights Certificate exercises less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, such holder, registered in such name or names as designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person or a Related Person of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom the Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock or the Company; or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and any holder of such Rights thereafter shall have no voting rights, powers, designations, preferences or any other relative, participating, optional or other special rights whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates or otherwise (including, without limitation, the rights and preferences pursuant to Sections 7, 11, 13, 23 and 24 hereof). The Company shall use commercially reasonable efforts to ensure compliance with the provisions of this Section 7(e) and Section 4(b) hereof, but neither the Company nor the Rights Agent has or shall have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination with respect to an Acquiring Person or its Related Persons or transferees hereunder.

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(f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 by such registered holder unless such registered holder has (i) properly completed and duly executed the certificate following the form of assignment or the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Persons thereof as the Company reasonably requests.

(g) Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate upon the earlier of the Expiration Date and such time as all outstanding Rights have been exercised, redeemed or exchanged hereunder.

Section 8.	Cancellation and Destruction of Rights Certificates.

All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

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Section 9.	Reservation and Availability of Capital Stock.

(a) The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), a number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) that, except as otherwise provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or Common Stock and/or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b) So long as the shares of Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed or admitted to trading on any national or regional securities exchange or traded and quoted in the over-the-counter market, the Company shall use its commercially reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange or traded and quoted in such market upon official notice of issuance upon such exercise.

(c) If the Company is required to file a registration statement pursuant to the Securities Act with respect to the securities purchasable upon exercise of the Rights, the Company shall use its commercially reasonable efforts to (i) file, as soon as practicable following the earliest date after the Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, such registration statement; (ii) cause such registration statement to become effective as soon as practicable after such filing; and (iii) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by such registration statement, and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, with prompt written notice thereof to the Rights Agent, for a period of time not to exceed one hundred twenty (120) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or an effective registration statement is required and shall not have been declared effective or has been suspended.

(d) The Company shall take such action as may be necessary to ensure that each one one-thousandth of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid and non-assessable.

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(e) The Company shall pay when due and payable any and all documentary, stamp or transfer tax, or other tax or governmental charge, that is payable in respect of the issuance and delivery of the Rights Certificates or the issuance and delivery of any certificates or depository receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company that may be delivered upon exercise of the Rights) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or governmental charge that may be payable in connection with the issuance or delivery of any of any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or governmental charge has been paid (any such tax or governmental charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or Rights Agent’s satisfaction that no such tax or governmental charge is due.

Section 10.	Preferred Stock Record Date.

Each Person in whose name any certificate or entry in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall be for all purposes the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or entry shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes and governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities (fractional or otherwise) on, and such certificate or entry shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open; provided, further, that if delivery of a number of one one-thousandths of a share of Preferred Stock is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such number of one one-thousandths of a share of Preferred Stock only when such Preferred Stock first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to the securities for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

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Section 11.	Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company at any time after the Rights Dividend Declaration Date (A) declares a dividend on the Preferred Stock payable in shares of Preferred Stock; (B) subdivides the outstanding Preferred Stock; (C) combines the outstanding Preferred Stock into a smaller number of shares; or (D) issues any shares of its capital stock in a reclassification of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a), then the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time becomes entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event will the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 23 and Section 24 hereof, in the event that any Person, alone or together with its Related Persons, becomes an Acquiring Person (the first occurrence of such event, the “Section 11(a)(ii) Event”), unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then proper provision shall be made so that promptly following the Redemption Period, each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof and payment of an amount equal to the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, a number of shares of Common Stock of the Company equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was or would have been exercisable immediately prior to the Section 11(a)(ii) Event, whether or not such Right was then exercisable; and (B) dividing that product (which, following such Section 11(a)(ii) Event, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement except to the extent set forth in Section 13 hereof) by 50% of the Current Market Price of Common Stock on the date of such Section 11(a)(ii) Event (such number of shares, the “Adjustment Shares”); provided, however, that in connection with any exercise effected pursuant to this Section 11(a)(ii), no holder of Rights shall be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of more than 4.95% of the then-outstanding Common Stock (or, in the case of a Grandfathered Person, becoming the Beneficial Owner of an additional share of Common Stock (or other shares of capital stock of the Company)). If (x) a holder would, but for the proviso in the immediately preceding sentence, be entitled to receive upon exercise of a Right a number of shares that would otherwise result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of in excess of 4.95% of the then-outstanding Common Stock (or, in the case of a Grandfathered Person, becoming the Beneficial Owner of an additional share of Common Stock (or other shares of capital stock of the Company)) (such shares, the “Excess Shares”) and (y) the Board, in its sole and absolute discretion, makes a determination that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability to the Company of the Tax Benefits or the Board otherwise determines, in its sole and absolute discretion, that such holder’s receipt of Excess Shares is not in the best interests of the Company, then in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine (9) months with a principal amount, equal to the Current Market Price of a share of Common Stock at the Close of Business on the Trading Day following the date of exercise multiplied by the number of Excess Shares that would otherwise have been issuable to such holder. The Company shall provide the Rights Agent with prompt written notice of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, unless and until it has received such notice.

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(iii) The Company at its option may substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing clause (ii) such number or fractions of shares of Preferred Stock having an aggregate market value equal to the Current Market Price of one share of Common Stock. In the event that the number of shares of Common Stock authorized by the Certificate of Incorporation, but not outstanding, or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing clause (ii), the Board shall, to the extent permitted by applicable law and by any agreements or instruments then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess being the “Spread”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for some or all of the Adjustment Shares, upon exercise of a Right and payment of the applicable Purchase Price, (1) cash; (2) a reduction in the Purchase Price; (3) shares or fractions of a share of Preferred Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of Preferred Stock which the Board has determined to have the same value as shares of Common Stock) (such shares of equity securities being herein called “Common Stock Equivalents”); (4) debt securities of the Company; (5) other assets; or (6) any combination of the foregoing, in each case having an aggregate value equal to the Current Value, as determined by the Board based upon the advice of an investment banking firm selected by the Board; provided, however, if the Company has not made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the Section 11(a)(ii) Event; and (y) the date on which the Redemption Period expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), and then, if necessary such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.

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If, upon the occurrence of the Section 11(a)(ii) Event, the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then if the Board so elects, the thirty (30)-day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (aa) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights; and (bb) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek an authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the second sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalents shall have the same value as the Common Stock on such date. The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same voting rights, powers, designations, preferences and relative, participating, optional or other special rights as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price of the Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock or Equivalent Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock or Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock or Equivalent Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event may the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be determined by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock or Equivalent Preferred Stock owned by or held for the account of the Company or any Subsidiary will not be deemed outstanding for the purpose of such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

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(c) In case the Company fixes a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity), evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock), or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), then, in each case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price of the Preferred Stock on such record date minus the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Preferred Stock, and the denominator of which shall be the Current Market Price of the Preferred Stock on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

(d) Notwithstanding anything herein to the contrary, no adjustment in the Purchase Price is required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(d), no adjustment required by this Section 11 may be made after the earlier of (i) three (3) years from the date of the transaction that requires such adjustment and (ii) the Expiration Date.

(e) If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Preferred Stock, the number of such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (f), (g), (h), (i), (j), (k) and (l) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

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(f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g) Unless the Company has exercised its election pursuant to Section 11(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, a number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth of a share) obtained by (i) multiplying (A) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price; and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(h) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become a number of Rights (calculated to the nearest one ten-thousandth of a Right) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company may, as promptly as practicable, at the option of the Company, either (A) cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders are entitled as a result of such adjustment, or (B) cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders become entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

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(i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

(j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, such number of fully paid and non-assessable one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(k) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of one one-thousandths of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(l) Notwithstanding anything in this Section 11 to the contrary, prior to the Distribution Date, the Company is entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, to the extent that the Board determines that any (i) consolidation or subdivision of the Preferred Stock; (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price; (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock; (iv) stock dividends; or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock, is taxable to such holders or reduces the taxes payable by such holders.

(m) The Company may not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that is not prohibited by Section 11(n) hereof); (ii) merge with or into any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that is not prohibited by Section 11(n) hereof); or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its direct or indirect, wholly owned Subsidiaries in one or more transactions, none of which is prohibited by Section 11(n) hereof), if (A) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or (B) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders or other Persons holding an equity interest in such Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of, or otherwise have transferred to them, the Rights previously owned by such Person or any of its Related Persons; provided, however, this Section 11(m) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

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(n) After the Distribution Date and as long as any Rights are outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company may not, except as permitted by Sections 23, 24 and 28 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(o) Notwithstanding anything in this Agreement to the contrary, in the event that the Company, at any time after the date hereof and prior to the Distribution Date, (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivides any outstanding shares of Common Stock; (iii) combines any of the outstanding shares of Common Stock into a smaller number of shares; or (iv) issues any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), then the number of Rights associated with each share of Common Stock then-outstanding or issued or delivered thereafter but prior to the Distribution Date shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) hereof and this Section 11(o), the adjustments provided for in this Section 11(o) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

Section 12.	Certificate of Adjusted Purchase Price or Number of Shares.

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event that causes Rights to become null and void) occurs as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief reasonably detailed statement of the facts, computations and methodology accounting for such adjustment; (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate; and (c) make available a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, each registered holder of shares of Common Stock) in accordance with Section 27 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or Section 13 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect thereto, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

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Section 13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) Subject to Section 23 hereof, at any time after a Person has become an Acquiring Person, in the event that, directly or indirectly,

(x) the Company consolidates with, or merges with and into, any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that is not prohibited by Section 11(n) hereof), and the Company is not the continuing or surviving entity of such consolidation or merger;

(y) any Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that is not prohibited by Section 11(n) hereof) consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock is converted into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or

(z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) to any Person or Persons (other than the Company or any of its direct or indirect, wholly owned Subsidiaries in one or more transactions, none of which is prohibited by Section 11(m) hereof), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries, taken as a whole;

(any such event described in (x), (y) or (z), a “Section 13 Event”), then, in each such case, proper provision shall be made so that:

(i) each holder of a Right, except as provided in Section 7(e) hereof, upon the expiration of the Redemption Period, will have the right to receive, upon the exercise of the Right at the then current Purchase Price in accordance with the terms of this Agreement, and in lieu of a number of one one-thousandth shares of Preferred Stock, a number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of Section 13 Stock of the Principal Party, free of any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, equal to the result obtained by:

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(A) multiplying such then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if the Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one one-thousandths of a share of Preferred Stock for which a Right would be exercisable hereunder but for such Section 11(a)(ii) Event by the Purchase Price that would be in effect hereunder but for such Section 11(a)(ii) Event) (following the first occurrence of a Section 13 Event, references to the “Purchase Price” shall thereafter mean such product for each Right and for all purposes of this Agreement), and

(B) dividing that product by 50% of the then Current Market Price of the shares of Section 13 Stock of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein);

(ii) such Principal Party shall be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii) the term “Company” will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(iv) such Principal Party will take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Section 13 Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall be applicable, as nearly as reasonably may be possible, to its shares of Section 13 Stock thereafter deliverable upon the exercise of the Rights; and

(v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

(b) “Principal Party” shall mean

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate Current Market Price; and (B) if no securities or other equity interests are so issued, (1) the Person that is the other constituent party to such merger, if such Person survives the merger, or, if there is more than one such Person, the Person, the Common Stock of which has the highest aggregate Current Market Price or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (3) the Person resulting from the consolidation; and

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(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Stock of which has the highest aggregate Current Market Price; provided, however, that in any such case: (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12)-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” will refer to such other Person; (2) if the Common Stock of such Person is not and has not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stocks (or similar equity interests) of two or more of which are and have been so registered, “Principal Party” will refer to whichever of such Persons is the issuer of the Common Stock having the highest aggregate market value; and (3) if the Common Stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above will apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company may not consummate any Section 13 Event unless the Principal Party has a sufficient number of authorized shares of its Section 13 Stock that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party, at its own expense, shall:

(i) if the Principal Party is required to file a registration statement pursuant to the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (A) prepare and file such registration statement; (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date; and (C) take such action as may be required to ensure that any acquisition of such securities that may be acquired upon exercise of the Rights complies with any applicable state security or “blue sky” laws as soon as practicable following the execution of such agreement;

(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;

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(iii) use its best efforts to obtain any and all necessary regulatory approvals as may be required with respect to the securities that may be acquired upon exercise of the Rights; and

(iv) use its best efforts, if such Section 13 Stock of the Principal Party is listed or admitted to trading on NASDAQ, the NYSE or on another national or regional securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities that may be acquired upon exercise of the Rights on NASDAQ, the NYSE or on such securities exchange, or if the securities of the Principal Party that may be acquired upon exercise of the Rights are not listed or admitted to trading on NASDAQ, the NYSE or a national or regional securities exchange, to cause the Rights and the securities that may be acquired upon exercise of the Rights to be authorized for quotation on any other system then in use; and

(v) obtain waivers of any rights of first refusal or preemptive rights in respect of the Section 13 Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction has a provision in any of its authorized securities or in its certificate or articles of incorporation or by-laws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Section 13 Stock of such Principal Party at less than the then Current Market Price or securities exercisable for, or convertible into, Section 13 Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Section 13 Stock of such Principal Party pursuant to the provisions of this Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, then, in each such case, the Company may not consummate any such transaction unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party has been cancelled, waived or amended, or that the authorized securities have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of such transaction.

(e) The provisions of this Section 13 shall apply similarly to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event occurs after the Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

(f) Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Related Persons) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).

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Section 14.	Fractional Rights; Fractional Shares; Waiver.

(a) The Company is not required to issue fractions of Rights except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the Persons to which such fractional Rights would otherwise be issuable an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right is the Closing Price of the Rights for the Trading Day immediately prior to the date that such fractional Rights would have been otherwise issuable.

(b) The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the Current Market Price of one one-thousandth of a share of Preferred Stock is one one-thousandth of the Closing Price of a share of Preferred Stock for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of one of the events specified in Section 11 hereof giving rise to the right to receive Common Stock, Common Stock Equivalents or other securities upon the exercise of a Right, the Company will not be required to issue fractions of shares of Common Stock, Common Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock, Common Stock Equivalents or other securities. In lieu of fractional shares of Common Stock, Common Stock Equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of one share of Common Stock, Common Stock Equivalents or other securities. For purposes of this Section 14(c), the Current Market Price of one share of Common Stock is the Closing Price of one share of Common Stock for the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments; and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

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Section 15.	Rights of Action.

All rights of action in respect of this Agreement, other than the rights of action vested in the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), may, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations by the Company of the obligations hereunder of any Person (including, without limitation, the Company) subject to this Agreement.

Section 16.	Agreement of Rights Holders.

Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders of Common Stock (which Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock also constitute certificates for Rights) and each Right is transferable only in connection with the transfer of the Common Stock;

(b) after the Distribution Date, the Rights Certificates shall be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;

(c) subject to Section 6(a) and Section 7(e) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

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(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent has any liability to any holder of a Right or any other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its best efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

Section 17.	Rights Certificate Holder Not Deemed a Stockholder.

No holder, as such, of any Rights Certificate is entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 26 hereof, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions hereof.

Section 18.	Duties of Rights Agent.

The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, or, prior to the Distribution Date, Common Stock, by their acceptance thereof, shall be bound:

(a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent will have no liability for or in respect of, any action taken, suffered or omitted to be taken by the Rights Agent in the absence of bad faith and in accordance with such advice or opinion.

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(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by any one of the President and Chief Executive Officer, Chief Financial Officer or any Senior Vice President of the Company and delivered to the Rights Agent in accordance with Section 27 hereof; and such certificate shall be full authorization to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith, or willful misconduct (each as determined by a final, non-appealable decision of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, incidental, punitive or consequential losses or damages (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action. Anything to the contrary notwithstanding, any liability of the Rights Agent under this Agreement will be limited to the aggregate amount of three (3) times the annual fees paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature thereof), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereon); nor will it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including, but not limited to, the Rights becoming null and void pursuant to Section 7(e) hereof) or any change or adjustment in the terms of the Rights including, but not limited, to any adjustment required under the provisions of Sections 11, 13, 23 or 24 hereof or for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12 hereof); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Common Stock, the Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock, Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

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(f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or any Senior Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties hereunder, and such advice or instruction shall be full authorization to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or instructions of any such officer.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct of the Rights Agent (in each case as determined by a final, non-appealable decision of a court of competent jurisdiction) in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if the Rights Agent believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been properly completed, has not been signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided, however, the Rights Agent shall not be liable for any delays arising from the duties under this Section 18(k).

(l) The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guarantee of signature and such other documentation as the Rights Agent may reasonably request or (ii) any law, act, regulation or any interpretation of the same even though such law, act or regulation may thereafter have been altered, changed, amended or repealed.

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Section 19.	Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the administration, exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its officers, employees, agents and directors for, and to hold each of them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (in each case as determined by final, non-appealable decision of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent or such other indemnified party in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including, but not limited to, the costs and expenses of defending against any claim hereunder. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company to the extent that the Rights Agent is successful in so enforcing its rights of indemnification. The provisions of this Section 19 and Section 18 above shall survive the termination of this Agreement, the exercise or expiration of the Rights, and the resignation, replacement or removal of the Rights Agent.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the exercise of its duties hereunder in reliance upon any Rights Certificate or certificate for shares of Preferred Stock or any balance indicated in the Book Entry account system of the transfer agent or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed and executed by the proper person or persons.

Section 20.	Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stockholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

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(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 21.	Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ prior notice in writing mailed to the Company in accordance with Section 27 hereof, and, if known to the Rights Agent, to each transfer agent of the Preferred Stock and the Common Stock, by registered or certified mail, in which case the Company shall give or cause to be given written notice to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and to the registered holders of the Rights Certificates by first-class mail. In the event a transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, is authorized under such laws to exercise corporate trust, stock transfer, or stockholder services powers, is be subject to supervision or examination by federal or state authorities, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates by first-class mail. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

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Section 22.	Issuance of New Rights Certificates.

Notwithstanding any of the provisions of this Agreement or the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise of a Right) and prior to the earlier of redemption or the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate may be issued if, and to the extent that, the Company, in its sole and absolute discretion, determines that such issuance would jeopardize or endanger the value or availability to the Company of the Tax Benefits or otherwise create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate may be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.	Redemption.

(a) The Board may, within its sole and absolute discretion, at any time before the Distribution Date (the “Redemption Period”) cause the Company to redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price, as adjusted, being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights will not be exercisable after the Section 11(a)(ii) Event or the first occurrence of a Section 13 Event until such time as the Company’s right of redemption hereunder has expired. Any such redemption will be effective immediately upon the action of the Board authorizing the same, unless such action of the Board expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock based on the Current Market Price or any other form of consideration as determined by the Board.

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(b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption; and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price shall be made. Neither the Company nor any of its Related Persons may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of shares of Common Stock or the conversion or redemption of shares of Common Stock in accordance with the applicable provisions of the Certificate of Incorporation prior to the Distribution Date.

Section 24.	Exchange.

(a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per each outstanding Right, as appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board is not empowered to effect such exchange at any time after any Acquiring Person, together with all of its Related Persons, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then-outstanding. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole and absolute discretion may establish. From and after the occurrence of a Section 13 Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) will thereafter be exercisable only in accordance with Section 13 hereof and may not be exchanged pursuant to this Section 24(a).

(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action or notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive a number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio; provided, however, that in connection with any exchange effected pursuant to this Section 24(b), no holder of Rights shall be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of more than 4.95% of the then-outstanding Common Stock. If (x) a holder would, but for the proviso in the immediately preceding sentence, be entitled to receive Excess Shares upon the exchange of any Rights and (y) the Board, in its sole and absolute discretion, makes a determination that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability to the Company of the Tax Benefits or the Board otherwise determines, in its sole and absolute discretion, that such holder’s receipt of Excess Shares is not in the best interests of the Company, then in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine (9) months with a principal amount, equal to the current per share Current Market Price of a share of Common Stock at the Close of Business on the Trading Day following the date the Board effects the forgoing exchange multiplied by the number of Excess Shares that would otherwise have been issuable to such holder. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange; and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights that shall be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

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(c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall, either (x) take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights or (y) substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Stock, as such term is defined in Section 11(b)) such that the Current Market Price of one share of Preferred Stock (or Equivalent Preferred Stock) multiplied by such number or fraction is equal to the Current Market Price of one share of Common Stock as of the date of such exchange.

(d) Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Company may implement such procedures as it deems appropriate, in its sole and absolute discretion, for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holders of Rights that have become null and void pursuant to Section 7(e) hereof. Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all or a portion (as designated by the Board) of the shares of Common Stock and other securities, if any, distributable pursuant to the exchange, and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive a distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with all relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Related Persons (or former Beneficial Owners thereof and their Related Persons) as the Company reasonably requests in order to determine if such Rights are null and void. If any Person fails to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) hereof and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

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Section 25.	Process to Seek Exemption.

Any Person who desires to effect any acquisition of Common Stock that might, if consummated, result in such Person Beneficially Owning 4.95% or more of the then-outstanding Common Stock (or, in the case of a Grandfathered Person, an additional share of Common Stock) (a “Requesting Person”) may request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Corporate Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Corporate Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Related Persons of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.95% or more of the then-outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall endeavor to respond to an Exemption Request within twenty (20) Business Days after receipt of such Exemption Request; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board and its advisors to assist the Board in making its determination. The Board shall grant an exemption in response to an Exemption Request only if the Board, in its sole and absolute discretion, determines that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person will not jeopardize or endanger the value or availability to the Company of the Tax Benefits or the Board otherwise determines, in its sole and absolute discretion, that the exemption is in the best interests of the Company. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board determines is necessary or desirable to provide for the protection of the Tax Benefits or the Board otherwise determines is in the best interests of the Company. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and determination of the Board with respect thereto, unless the information contained in the Exemption Request or the determination of the Board with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by the Board.

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Section 26.	Notice of Certain Events.

(a) In case the Company proposes, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) to pay any dividend payable in stock of any class or series to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(n) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions none of which is prohibited by Section 11(n) hereof); or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give the Rights Agent and to each registered holder of a Rights Certificate in accordance with Section 27 hereof, a written notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is earlier; provided, however, that no such action shall be taken pursuant to this Section 26(a) that will or would conflict with any provision of the Certificate of Incorporation; provided, further, that no such notice is required pursuant to this Section 26 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company. The failure to give notice required by this Section 26 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) In case any Section 11(a)(ii) Event occurs, (i) the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 27 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof; and (ii) all references in paragraph (a) of this Section 26 to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, to any other securities that may be acquired upon exercise of a Right.

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(c) In case any Section 13 Event occurs, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 27 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a) hereof.

Section 27.	Notices.

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class or express United States mail, FedEx or UPS, postage prepaid and properly addressed (until another address is filed in writing by the Company with the Rights Agent) or in the form of an electronic transmission (confirmation of receipt requested) as follows:

If to the Company, at its address at:

CytRx Corporation

11726 San Vicente Blvd, Suite 650

Los Angeles, California 90049

Attention: Chief Executive Officer

Email: stevenk@cytrx.com

with a copy to:

Vinson & Elkins L.L.P.
1114 Avenue of the Americas, 32nd Floor
New York, NY 10036
Attention: Lawrence S. Elbaum

Email: lelbaum@velaw.com

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent in writing by first-class or express United States mail, FedEx or UPS, postage prepaid or overnight delivery service and properly addressed (until another address is filed in writing by the Rights Agent with the Company) or in the form of an electronic transmission (confirmation of receipt requested) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Tamara Cajuste

Email: tcajuste@astfinancial.com

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Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, the registered holder of any shares of Common Stock) shall be sufficiently given or made if sent in writing by first-class or express United States mail, FedEx or UPS, postage prepaid or overnight delivery service and properly addressed, to such holder at the address of such holder as shown on the registry books of the Company.

Section 28.	Supplements and Amendments.

Except as otherwise provided in this Section 28, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity; (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein; (c) shorten or lengthen any time period hereunder, including, without limitation, the Expiration Date; or (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that from and after the time that any Person becomes an Acquiring Person, this Agreement may not be supplemented or amended in any manner that would (i) adversely affect the interests of the holders of Rights (other than holders of Rights that have become null and void pursuant to Section 7(e) hereof) as such, (ii) cause the Rights again to become redeemable or (iii) cause this Agreement to become amendable other than in accordance with this Section 28. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment.

Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. The Rights Agent acknowledges that time is of the essence in connection with its execution of any such proposed supplement or amendment. Any failure to execute such proposed supplement or amendment shall not affect the validity of the actions taken by the Board pursuant to this Section 28.

Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 29.	Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

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Section 30.	Determinations and Actions by the Board.

For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or Section 382 of the Code and the Treasury Regulations promulgated thereunder, as applicable. Except as otherwise specifically provided herein, the Board has the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (a) to interpret the provisions of this Agreement, and (b) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights in accordance with Section 23 hereof, to exchange or not exchange the rights in accordance with Section 24 hereof, to amend or not amend this Agreement in accordance with Section 28 hereof; provided that such supplement or amendment does not adversely affect the rights, duties, obligations or immunities of the Rights Agent under this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board shall be (i) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights and all other parties; and (ii) not subject the Board or any member thereof to any liability to the holders of the Rights. The Rights Agent is entitled always to assume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 31.	Benefits of this Agreement.

Nothing in this Agreement may be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; rather, this Agreement is for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock of the Company).

Section 32.	Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, null and void or unenforceable and the Board determines in good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and will not expire until the Close of Business on the tenth (10th) Business Day following the date of such determination by the Board; provided, further, that if any such severed term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, then the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

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Section 33.	Governing Law.

This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made, without reference to its conflicts of law principles, and performed entirely within such State.

Section 34.	Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 35.	Descriptive Headings.

The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, whenever a specific provision of the Code or a specific Treasury Regulation is referenced, such reference shall also apply to any successor or replacement provision or Treasury Regulation, as applicable.

Section 36.	Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent will not incur any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil or military disobedience or disorder, riot, rebellion, terrorism, pandemic, insurrection, fire, earthquake, storm, flood, strike, work stoppage, labor dispute, accident or failure or malfunction of any utilities, communication or computer (software or hardware) services or similar occurrence).

Section 37.	Tax Compliance and Withholding.

The Company hereby authorizes the Rights Agent to deduct from all payments disbursed by the Rights Agent to the holders of the Rights, if applicable, the tax required to be withheld pursuant to Sections 1441, 1442, 1445, 1471 through 1474, and 3406 of the Code or by any federal or state statutes subsequently enacted, and to make the necessary returns and payments of such tax to the relevant taxing authority. The Company will provide withholding and reporting instructions to the Rights Agent from time to time as relevant, and upon request of the Rights Agent.

(Signature Page To Follow On Next Page)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

CYTRX CORPORATION,
as the Company

By:	/s/ Steven A. Kriegsman
Name:	Steven A. Kriegsman
Title:	Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Rights Agent

By:	/s/ Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director

Signature Page to Rights Agreement

Exhibit A

Amended and Restated Certificate of Designation of

Series B Junior Participating Preferred Stock of CytRx Corporation

A-1

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

CYTRX CORPORATION

Pursuant to Section 151 of the

General Corporation Law of

the State of Delaware

CytRx Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

That, pursuant to authority conferred by the Restated Certificate of Incorporation of the Company, as amended, and as may be amended or restated from time to time (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Company hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the “Board”), at a duly called meeting held on November 16, 2020, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof:

WHEREAS, the Board is authorized to issue from time to time shares of the Company’s preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

WHEREAS, the Board previously adopted a resolution authorizing the creation and issuance of a series of Preferred Stock designated as the “Series B Junior Participating Preferred Stock” (the “Original Series B Preferred Stock”), having the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as set forth in the Certificate of Designation that was filed with the Secretary of State of Delaware on December 18, 2019 (the “Original Certificate of Designation”); and

WHEREAS, no shares of the Original Series B Preferred Stock have been issued.

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Certificate of Incorporation and Section 151(g) of the DGCL, the Board does hereby amend and restate the Original Certificate of Designation regarding the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof that are set forth as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as the “Series B Junior Participating Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting such series shall be fifty thousand (50,000) shares. Such number of shares may be increased or decreased by resolution of the Board, provided, however that no such decrease shall reduce the number of shares of the Series B Preferred Stock to a number less than the number of shares then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, or upon conversion of any outstanding securities issued by the Company convertible into Series B Preferred Stock.

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Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any other class or series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, each holder of a share (a “Share”) of Series B Preferred Stock shall be entitled to receive, in preference to the holders of the common stock, par value $0.001 per share (the “Common Stock”), and of any other Junior Stock (as defined below), shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of February, May, August, and December in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Share of Series B Preferred Stock, in an amount per Share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series B Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Share equal to 1,000 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series B Preferred Stock. In the event that the Company shall at any time after the Rights Dividend Declaration Date (as that term is defined in the Amended and Restated Rights Agreement dated November 16, 2020, by and between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agreement)) (x) declare or pay any dividend on the outstanding shares of Common Stock payable in shares of Common Stock or (y) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which the holder of a Share of Series B Preferred Stock was entitled immediately prior to such event pursuant to clause (b) or clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Company shall declare a dividend or distribution on Shares of Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend or distribution payable in shares of Common Stock).

A-3

(C) Dividends shall begin to accrue and shall be cumulative on each outstanding Share of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Share of Series B Preferred Stock, unless the date of issuance of such Share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Share shall begin to accrue from the date of issuance of such Share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Shares of Series B Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a share-by-share basis among all Shares of Series B Preferred Stock at the time outstanding. The Board may fix a record date for the determination of holders of Shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of Shares of Series B Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each Share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of Common Stock of the Company. In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per Share to which holders of Shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or in any other certificate of designation creating a series of Preferred Stock, or any similar stock, or by law, the holders of Shares of Series B Preferred Stock, the holders of shares of Common Stock, and the holders of any other class or series of capital stock of the Company entitled to vote generally, together with the Common Stock, shall vote together as one class on all matters submitted to a vote of the holders of such stock.

A-4

(C) (i) If at any time dividends on any Shares of Series B Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then the number of Directors constituting the Board shall automatically be increased by two, and during the period (a “default period”) from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Shares of Series B Preferred Stock then outstanding shall have been declared and paid, the holders of the outstanding Shares of Series B Preferred Stock, together with the holders of outstanding shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), shall have the right to elect two Directors to the Board at the Company’s next annual meeting of stockholders, and so long as such default period continues, shall have the right to elect a successor to each of the two Directors so elected upon the expiration of their respective terms, such right to be exercised at the subsequent annual meeting or meetings at which the respective terms of such Directors expire. Any Director who shall have been so elected pursuant to this paragraph may be removed only for cause. Each such additional Director shall not be a member of any class of the Board, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). If the office of any Director elected by the holders of Shares of Series B Preferred Stock pursuant to this paragraph becomes vacant for any reason, the remaining Director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred, and if the offices of both such Directors elected by the holders of Shares of Series B Preferred Stock pursuant to this paragraph become vacant for any reason, such vacancies may be filled for the unexpired term in respect of which such vacancy occurred only by the affirmative vote of the holders of the outstanding Shares of Series B Preferred Stock, together with the holders of the outstanding shares of any other series of Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class).

(ii) The voting rights vested pursuant to paragraph (C)(i) hereof in the holders of the outstanding Shares of Series B Preferred Stock, together with the holders of outstanding shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), may not be exercised at any meeting of stockholders unless the holders of at least a majority in voting power of the outstanding shares of Preferred Stock upon which such voting rights have been conferred shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Shares of Series B Preferred Stock of such rights. In connection with the election of Directors pursuant to paragraph (C)(i) hereof, each holder of Shares of Series B Preferred Stock shall be entitled to one vote for each one one-thousandth of a Share held (the holders of shares of any other series of Preferred Stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(iii) The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series B Preferred Stock in this Section 3.

(iv) Immediately upon the expiration of a default period, (x) the right of the holders of Shares of Series B Preferred Stock to elect Directors pursuant to paragraph (C)(i) hereof shall cease (subject to re-vesting in the event of each and every subsequent default of the character mentioned in paragraph (C)(i) above), (y) the term of any Directors elected by the holders of Shares of Series B Preferred Stock pursuant to paragraph (C)(i) hereof shall terminate (and such Directors shall automatically cease to be qualified and be removed from office) and (z) the total number of Directors constituting the whole Board shall automatically be reduced by two.

(D) Except as set forth herein, holders of Shares of Series B Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of share of Common Stock as set forth herein) for taking any corporate action.

A-5

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on Shares of Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Shares of Series B Preferred Stock shall have been paid in full, the Company shall not:

(i) declare or pay dividends on, or make any other distributions on, any shares of Junior Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock (as defined below), except dividends paid ratably on Shares of Series B Preferred Stock and shares of all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Shares and all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock (A) in exchange for shares of any Junior Stock, (B) pursuant to any redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions or (C) in connection with the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Company or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any stock of the Company ranking junior (either in dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any Shares of Series B Preferred Stock, or any Parity Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates, and other relative rights and preferences of the respective series and classes, shall determine in good faith, will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

A-6

Section 5. Reacquired Shares. Any Shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein. in the Certificate of Incorporation, or in any other certificate of designation creating a series of Preferred Stock or any other similar stock , or as otherwise restricted by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company no distribution shall be made (i) to the holders of shares of Junior Stock unless the holders of Shares of Series B Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $1.00 per Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) the amount equal to 1,000 times the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of Parity Stock, unless simultaneously therewith distributions are made ratably on Shares of Series B Preferred Stock and all other shares of such Parity Stock in proportion to the total amounts to which the holders of Shares of Series B Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such Parity Stock are entitled, in each case upon such liquidation, dissolution or winding up.

(B) In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Shares of Series B Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock, securities, cash and/or any other property, then in any such case Shares of Series B Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

A-7

Section 8. Redemption. The Shares of Series B Preferred Stock shall not be redeemable.

Section 9. Ranking. Except as provided below, the Series B Preferred Stock shall rank junior to all other series of Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Company as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series or class shall provide otherwise. Subject to Section 6 hereof, the Series B Preferred Stock shall rank senior, as to dividends and the distribution of assets upon liquidation, dissolution, or winding up, to the Common Stock.

Section 10. Amendment. As long as any Shares of Series B Preferred Stock are outstanding, and except as set forth in Section 1 hereof, the Certificate of Incorporation, including, without limitation, this Amended and Restated Certificate of Designation shall not hereafter be amended, either directly or indirectly, or through merger, consolidation with another corporation or otherwise, in any manner that would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding Shares of Series B Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. The Series B Preferred Stock may be issued in fractions of one one-thousandth of a Share or other fractions of a share, which fractions shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series B Preferred Stock.

Section 12. Definitions. All capitalized terms used herein have the meanings ascribed to them in the Certificate of Incorporation, unless otherwise defined herein. In addition, for purposes hereof, the following terms shall have the meanings set forth below:

(A) The term “Junior Stock” (i) as used in Sections 2 and 4, shall mean the Common Stock and any other class or series of capital stock of the Company hereafter authorized or issued over which the Series B Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Company over which the Series B Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Company.

(B) The term “Parity Stock” (i) as used in Section 4, shall mean any class or series of stock of the Company hereafter authorized or issued ranking pari passu with the Series B Preferred Stock as to the payment of dividends and (ii) as used in Section 6, shall mean any class or series of stock of the Company hereinafter authorized or issued and ranking pari passu with the Series B Preferred Stock as to the distribution of assets on any liquidation, dissolution or winding up of the Company.

A-8

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Designation to be signed by its authorized officer this November 16, 2020.

CYTRX CORPORATION

By:	/s/ Steven A. Kriegsman
Name:	Steven A. Kriegsman
Title:	Chief Executive Officer

A-9

Exhibit B

Amended and Restated Summary of Rights

B-1

AMENDED AND RESTATED SUMMARY OF RIGHTS

TO PURCHASE SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

On December 13, 2019, the Board of Directors (the “Board”) of CytRx Corporation, a Delaware corporation (the “Company”), adopted the Rights Agreement dated as of December 13, 2019 (the “Original Agreement”) by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

The Company amended and restated the Original Agreement in its entirety by adopting the Amended and Restated Rights Agreement dated as of November 16, 2020 (as the same may be amended or restated from time to time, the “Rights Agreement”) by and between the Company and the Rights Agent, to, among other things, amend the terms therein to address certain tax matters and account for the Company’s Tax Benefits (as defined in the Rights Agreement).

The Board previously declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, $0.001 par value per share, of the Company (the “Common Stock”), to stockholders of record at the close of business on December 23, 2019 (the “Record Date”). Rights shall also be issued in respect of each share of Common Stock issued or distributed from the Company’s treasury following the Record Date and prior to the Distribution Date (as defined below). Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, $0.01 par value per share, of the Company (the “Preferred Stock”) at a price of $5.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in the Rights Agreement.

Copies of the Rights Agreement and the Amended and Restated Certificate of Designation for the Preferred Stock (the “Certificate of Designation”) have been filed with the Securities and Exchange Commission as exhibits to a Current Report on Form 8-K filed on or about November 17, 2020. Copies of the Rights Agreement and the Certificate of Designation are available free of charge from the Company. This summary description of the Rights and of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement and the Certificate of Designation, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are incorporated herein by reference. Capitalized terms used herein and defined in the Rights Agreement and not otherwise defined herein shall have the meanings set forth in the Rights Agreement.

The Rights Agreement

Until the earlier to occur of (i) the close of business on the tenth business day after a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 4.95% or more of the outstanding shares of Common Stock and (ii) the close of business on the tenth business day after the commencement by any person of, or of the first public announcement of the intention of any person to commence, a tender or exchange offer the consummation of which would result in such person becoming the beneficial owner of 4.95% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”) (provided, however, that if such tender or exchange offer is terminated prior to the occurrence of the Distribution Date, then no Distribution Date will occur as a result of such tender or exchange offer), the Rights will be evidenced, with respect to any of the Common Stock certificates (or book entry shares) outstanding as of the Record Date, by such Common Stock certificate (or book entry shares) together with this Summary of Rights.

B-2

The Rights Agreement provides that, until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration or redemption of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference, and notice of such legend will be furnished to holders of book entry shares. Until the Distribution Date (or earlier expiration or redemption of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such legend or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or registered in book entry form. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the Close of Business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) the close of business on November 16, 2023, (ii) the time at which the Rights are redeemed or exchanged by the Company, in each case as described below, (iii) upon the occurrence of certain mergers or other transactions approved in advance by the Board and (iv) the close of business on the date set by the Board following a determination by the Board that (x) the Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits (as defined in the Rights Agreement) or (y) no Tax Benefits are available to be carried forward or are otherwise available.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

B-3

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (i) $1.00 per share (plus any accrued but unpaid dividends), and (ii) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person and affiliates and associates of the Acquiring Person which will thereupon become null and void) will, following the Distribution Date, have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right, unless the Rights were earlier redeemed or exchanged.

In connection with any exercise or exchange of the Rights, no holder of a Right will be entitled to receive shares of Common Stock if receipt of such shares would result in such holder, together with such holder’s affiliates and associates, beneficially owning more than 4.95% of the then-outstanding Common Stock (such shares, the “Excess Shares”) and the Board determines that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability of the Tax Benefits or the Board otherwise determines, in its sole and absolute discretion, that such holder’s receipt of Excess Shares is not in the best interests of the Company. In lieu of such Excess Shares, such holder will only be entitled to receive cash or a note or other evidence of indebtedness with a principal amount equal to the then-current market price of the Common Stock multiplied by the number of Excess Shares that would otherwise have been issuable.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person and affiliates and associates of the Acquiring Person which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

B-4

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights beneficially owned by such Acquiring Person and affiliates and associates of such Acquiring Person which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

At any time before the Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole and absolute discretion may establish. Immediately upon the action of the Board ordering the redemption of the Rights (or such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price for each Right held.

The Company may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (i) cure any ambiguity, (ii) correct or supplement any provision of the Rights Agreement that may be defective or inconsistent with any other provisions of the Rights Agreement, (iii) shorten or lengthen any time period in the Rights Agreement or (iv) otherwise change, amend or supplement any provision that the Company may deem necessary or desirable. However, from and after the time when any person or group of persons becomes an Acquiring Person, the Rights Agreement may not be amended or supplemented in any manner that would, among other things, adversely affect the interests of the holders of Rights (other than holders of Rights that have become null and void).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

B-5

Exhibit C

Form of Rights Certificate

C-1

FORM OF RIGHTS CERTIFICATE

Certificate No. R-________	________ Rights

NOT EXERCISABLE AFTER NOVEMBER 16, 2023 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY OR ANY OTHER EARLIER EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT (AS DEFINED BELOW)). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR A RELATED PERSON OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE NULL AND VOID, AS LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

[The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the AMENDED AND RESTATED Rights Agreement DATED AS OF NOVEMBER 16, 2020 BY AND BETWEEN CYTRX CORPORATION AND AMERICAN Stock TRANSFER & trust COMPANY, LLC (AS THE SAME MAY BE AMENDED FROM TIME TO TIME, THE “RIGHTS AGREEMENT”)). Accordingly, this Rights Certificate and the Rights represented hereby ARE OR may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.]*

 * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

C-2

Rights Certificate

This certifies that _________________, or its registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of November 16, 2020, as amended or restated from time to time (the “Rights Agreement”), by and between CytRx Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m., New York City time, on November 16, 2023, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, at a purchase price of $5.00 per one one-thousandth share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share as set forth above, are the number and Purchase Price as of [DISTRIBUTION DATE], based on the Preferred Stock as constituted at such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement. Capitalized terms used and not defined herein shall have the meanings specified in the Rights Agreement.

From and after the occurrence of a Section 11(a)(ii) Event or Section 13 Event, the Rights evidenced by this Rights Certificate beneficially owned by (i) an Acquiring Person or a Related Person of any such Acquiring Person, (ii) a transferee of any such Acquiring Person or Related Person or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or a Related Person of an Acquiring Person shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event or Section 13 Event.

The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be null and void as long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be acquired upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

C-3

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right at any time prior to the Distribution Date.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person which have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock per each outstanding Right or, in certain circumstances, other equity securities of the Company which are deemed by the Board to have the same value as shares of Common Stock, subject to adjustment.

In connection with any exercise or exchange of the Rights, no holder of a Right will be entitled to receive shares of Common Stock if receipt of such shares would result in such holder, together with such holder’s affiliates and associates, beneficially owning more than 4.95% of the then-outstanding Common Stock (such shares, the “Excess Shares”) and the Board determines that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability of the Tax Benefits (as such term is defined in the Rights Agreement) or the Board otherwise determines that such holder’s receipt of Excess Shares is not in the best interests of the Company. In lieu of such Excess Shares, such holder will only be entitled to receive cash or a note or other evidence of indebtedness with a principal amount equal to the then-current market price of the Common Stock multiplied by the number of Excess Shares that would otherwise have been issuable.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

C-4

WITNESS the facsimile signature of the proper officers of the Company.

Dated as of _____________, ______.

CYTRX CORPORATION

By:
Name:
Title:

Countersigned:

Dated as of _____________, ______.

AMERICAN Stock Transfer & Trust Company, LLC,

as Rights Agent

By:
Authorized Signatory

C-5

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if

such holder desires to transfer the

Rights Certificate.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated _____________, ______.

Signature

Signature Guaranteed:

C-6

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or a Related Person of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or a Related Person of any such Person.

Dated _____________, ______.

Signature

Signature Guaranteed:

C-7

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or a Related Person thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

C-8

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder

desires to exercise Rights represented

by the Rights Certificate.)

To:______________________

The undersigned hereby irrevocably elects to exercise      Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or such other property which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or such other securities of the Company or of any other person or such other property as may be issuable upon the exercise of the Rights) be issued in the name of and delivered to:

(Please print name and address)

Please insert social security or other identifying number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security or other identifying number:

Dated _____________, ______.

Signature

Signature Guaranteed:

C-9

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [  ] are [  ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or a Related Person of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or a Related Person of any such Person.

Dated _____________, ______.

Signature

Signature Guaranteed:

C-10

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or a Related Person thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

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